Exhibit 25(a)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

NORTHWEST NATURAL GAS COMPANY

(Exact name of obligor as specified in its charter)

State of Oregon	93-0256722
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

One Pacific Square, 220 N.W. Second Avenue

Portland, Oregon 97209

503-226-4211

(Address and telephone number of Registrant’s principal executive offices)

First Mortgage Bonds

(Title of the Indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Reserve Bank (2nd District) Federal Deposit Insurance Corporation New York State Banking Department	New York, NY Washington, D.C. Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

NA

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002—Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business—Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers—Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business—Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act.-business—Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of September 30, 2013. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf 25th day of November, 2013.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Carol Ng .
By:	Name: Carol Ng Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031
Legal Title of Bank		Page 16 of 74
NEW YORK		RC-1
City
NY	10005
State	Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks

and Savings Associations for September 30, 2013

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	0081	181,000	1.a
b. Interest-bearing balances (2)	0071	8,417,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	20,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:	RCON
a. Federal funds sold in domestic offices	B987	139,000	3.a
	RCFD
b. Securities purchased under agreements to resell (3)	B989	16,400,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	5369	0	4.a
b. Loans and leases, net of unearned income	B528	23,010,000	4.b
c. LESS: Allowance for loan and lease losses	3123	69,000	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	22,941,000	4.d
5. Trading assets (from Schedule RC-D)	3545	115,000	5
6. Premises and fixed assets (including capitalized leases)	2145	48,000	6
7. Other real estate owned (from Schedule RC-M)	2150	2,000	7
8. Investments in unconsolidated subsidiaries and associated companies	2130	0	8
9. Direct and indirect investments in real estate ventures	3656	0	9
10. Intangible assets:
a. Goodwill	3163	0	10.a
b. Other intangible assets (from Schedule RC-M)	0426	41,000	10.b
11. Other assets (from Schedule RC-F)	2160	4,924,000	11
12. Total assets (sum of items 1 through 11)	2170	53,228,000	12

(l)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank FDIC Certificate Number: 00623	Page 16a of 74 RC-la

Schedule RC—Continued

Dollar Amounts in Thousands		Tril Bil Mil Thou
Liabilities
13. Deposits:	RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	2200	29,748,000	13.a
(1) Noninterest-bearing (1)	6631	20,716,000	13.a.1
(2) Interest-bearing	6636	9,030,000	13.a.2
b. In foreign offices, Edge and Agreement subsidiaries and IBFs	RCFN
(from Schedule RC-E, part II)	2200	7,538,000	13.b
(1) Noninterest-bearing	6631	4,442,000	13.b.1
(2) Interest-bearing	6636	3,096,00	13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:	RCON
a. Federal funds purchased in domestic offices (2)	B993	5,051,000	14.a
	RCFD
b. Securities sold under agreements to repurchase(3)	B995	0	14.b
15. Trading liabilities (from Schedule RC-D)	3548	21,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)
17. and 18. not applicable	3190	93,000	16
19. Subordinated notes and debentures (4)
20. Other liabilities (from Schedule RC-G)	3200	0	19
21. Total liabilities (sum of items 13 through 20)	2930	1,640,000	20
22. Not applicable	2948	44,089,000	21

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank FDIC Certificate Number: 00623	Page 17 of 74 RC-2

Equity Capital
Bank Equity Capital	RCFD	Tril Bil Mil Thou
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	2,127,000	24
25. Surplus (excludes all surplus related to preferred stock)	3839	594,000	25
26. a. Retained earnings	3632	6,189,000	26	.a
b. Accumulated other comprehensive income (5)	B530	26,000	26	.b
c. Other equity capital components (6)	A130	0	26	.c
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,936,000	27	.a
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	203,000	27	.b
28. Total equity Capital (sum of items 27.a and 27.b)	G105	9,139,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	53,228,000	29

Memoranda

To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012

	RCFD 6724	Number N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.

To be reported with the March Report of Condition.

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

	RCON	MM / DD
2. Bank’s fiscal year-end date	8678	N/A	M.2

(5)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.